Exhibit 99.1

Linkhome Establishes AI Computing Subsidiary Linkhome Technologies and Begins Preliminary Evaluation of a Proposed European AI Computing Project That Could Involve Up to 144 NVIDIA GB300 GPUs

IRVINE, Calif., Sept. 02, 2026 (GLOBE NEWSWIRE) -- Linkhome Holdings Inc. (Nasdaq: LHAI) (“Linkhome” or the “Company”), an artificial intelligence-driven technology company, today announced the formation of its wholly owned subsidiary, Linkhome Technologies Inc. The new subsidiary is intended to focus on AI computing infrastructure, enterprise AI solutions, robotics and high-performance computing services.

As part of this strategic initiative, Linkhome Technologies has begun a preliminary evaluation of a proposed AI computing infrastructure project in Europe that, if pursued, could involve the deployment of up to 144 NVIDIA GB300 GPUs. If implemented, the proposed project would be designed to support computing requirements that the Company expects may arise from cloud service providers, enterprise AI applications, high-performance computing workloads and advanced robotics.

The Company’s board of directors has approved the formation of Linkhome Technologies and authorized management to conduct further evaluation and preliminary development activities related to the proposed European project. The board has not approved the proposed project itself or any related capital commitment. The Company has developed a preliminary internal budget, obtained non-binding indicative equipment quotations from third-party resellers and integrators, and initiated preliminary discussions with potential European data center operators, cloud service providers and prospective computing customers. No counterparty has committed to participate in the proposed project.

The initiative reflects Linkhome’s longer-term objective of expanding into AI infrastructure and seeking to develop, over time, a decentralized global computing platform that would be intended to connect high-performance GPU capacity with enterprise computing demand across multiple geographic markets. There can be no assurance that the Company will achieve this objective.

“AI infrastructure is becoming an increasingly important foundation for enterprise innovation, cloud computing and intelligent robotics,” said Bill Qin, Chief Executive Officer of Linkhome. “The formation of Linkhome Technologies is intended to enable us to explore this opportunity through a dedicated platform. We believe Europe may offer a combination of developing AI demand and established data center infrastructure, and we are at an early stage of evaluating whether and how Linkhome could participate in this market on a disciplined basis.”

The Company believes a distributed infrastructure model may provide enterprises with more flexible access to advanced GPU computing resources while allowing Linkhome to expand its technology services across international markets. The proposed European project is intended to help the Company evaluate the technical, operational and commercial viability of this model.

The proposed project remains in the evaluation, planning and commercial discussion stage. Its final scale, investment amount, location, construction schedule and commercial structure have not been determined and will depend on several conditions, including:

●	Final data center site selection and hosting arrangements;

●	Availability and procurement terms for GPUs and related equipment;

●	Project financing and capital allocation;

●	Execution of definitive agreements with cloud service providers and computing customers;

●	Availability of power, networking, cooling and other infrastructure;

●	Required regulatory, compliance and internal approvals; and

●	Market conditions and the project’s overall economic feasibility.

As of the date of this announcement, the Company has not entered into binding agreements for equipment procurement, data center hosting, project financing or customer capacity commitments in connection with the proposed European project. The Company has not made a final investment decision, and there can be no assurance that the project will proceed at the currently contemplated scale, location or timeline, or at all.

About Linkhome Technologies Inc.

Linkhome Technologies Inc. is a recently formed, wholly owned subsidiary of Linkhome Holdings Inc. that is intended to focus on AI computing services, enterprise AI solutions and high-performance computing infrastructure. Linkhome Technologies has not commenced operations and has no revenue, and its longer-term objective is to seek to develop a decentralized global computing platform connecting distributed GPU resources with enterprise demand and supporting applications across artificial intelligence, robotics, cloud computing and other high-performance computing markets. There can be no assurance that it will do so.

About Linkhome Holdings Inc.

Linkhome Holdings Inc. (Nasdaq: LHAI) is an artificial intelligence-driven technology company focused on applying technology across real estate, lending and enterprise services, and that is seeking to expand into digital infrastructure. Through technology development and business expansion initiatives, Linkhome seeks to deliver intelligent, efficient and integrated solutions to its customers. There can be no assurance that the Company’s expansion initiatives will be successful.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding the intended operations, business plans and future development of Linkhome Technologies; the preliminary evaluation, planning, potential financing and possible implementation of the proposed European AI computing infrastructure project; the potential deployment of up to 144 NVIDIA GB300 GPUs; the possible development over time of a decentralized global computing platform; expectations regarding demand for AI computing capacity in Europe and other markets; and the Company’s objectives to expand its enterprise AI, cloud computing, high-performance computing and robotics-related services. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “objective,” “plan,” “potential,” “preliminary,” “proposed,” “seek,” “will,” “would” and similar expressions, although not all forward-looking statements contain these words.

Forward-looking statements are based on the Company’s current expectations, estimates, assumptions and beliefs as of the date of this press release and are subject to significant risks and uncertainties. Actual results may differ materially from those expressed or implied by these statements as a result of numerous factors, including the outcome of the Company’s preliminary evaluation of the proposed European project; equipment availability, allocation and pricing, including reliance on third-party resellers, integrators and other suppliers; the Company’s ability to obtain sufficient financing on acceptable terms, or at all; data center site and hosting availability; power, networking and cooling requirements; the ability to enter into definitive customer, vendor, hosting and financing agreements; customer demand and the willingness of counterparties to commit to computing capacity; the risks of establishing and operating a new subsidiary that has not commenced operations and has no revenue; risks associated with conducting business in international markets, including currency, tax, data protection and other regulatory requirements; regulatory and compliance requirements; market and competitive conditions; execution risks; and the other risks described in the Company’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report and subsequent periodic reports.

The proposed European project remains at a preliminary stage and has not been approved by the Company’s board of directors or finalized, and no capital commitment has been authorized. The Company cannot provide assurance that the project will be commenced or completed, that any financing or definitive agreements will be obtained, that any GPUs will ultimately be deployed, or that the project will generate any particular level of revenue or financial return.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise.

NVIDIA and GB300 are trademarks and/or registered trademarks of NVIDIA Corporation in the United States and other countries. The reference to NVIDIA products in this press release does not imply any partnership, endorsement or other affiliation between NVIDIA Corporation and Linkhome unless expressly stated otherwise.

Investor and Media Contact

Linkhome Holdings Inc.

Email: Ir@linkhome.ai

Web: www.linkhome.ai